UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 19, 2022

Perella Weinberg Partners
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39558	84-1770732
( State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

767 Fifth Avenue New York, NY	10153
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 287-3200
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWP	Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class A common stock	PWPPW	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On August 19, 2022, Perella Weinberg Partners (the “Company”) issued a press release announcing the results of the Company’s previously announced offer to each holder of the Company’s outstanding warrants to receive 0.20 shares of Class A common stock, par value $0.0001 per share, in exchange for each outstanding warrant tendered by the holder and exchanged pursuant to the offer and the Company’s accompanying consent solicitation.
A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits
The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release of Perella Weinberg Partners, dated August 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERELLA WEINBERG PARTNERS
(Registrant)

Date: August 19, 2022	By:	/s/ Gary Barancik
	Name:	Gary Barancik
	Title:	Chief Financial Officer